Ex - 24.0







Lorelei Corporation
63 Wall Street, Suite 1801
New York, New York 10005

To The Board of Directors of Lorelei Corporation:

We consent to the use in this Registration Statement of Lorelei Corporation on Form SB-2 of our Report of Independent Auditors dated December 1, 1999 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


AHEARN, JASCO + COMPANY, P.A.
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AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants

Pompano Beach, Florida
June 26, 2000